STATE OF SOUTH CAROLINA                     )
                                            )                 OPTION
COUNTY OF PICKENS                           )

         THIS OPTION GRANTED by Ervin Hendricks and Nu-Life Environmental, Inc. (hereinafter referred to as Seller) to Cornerstone Bancorp, (hereinafter referred to as Purchaser),

         For and in consideration of the sum of Fifteen Thousand and No/100 ($15,000.00) Dollars in cash paid by Purchaser to Seller, receipt of which is hereby acknowledged, and of the covenants hereinafter contained, and of other good and valuable considerations, the Seller hereby grants to the Purchaser an option to purchase the following described property:

         1. Grant of Option. The Seller does hereby grant to the Purchaser the exclusive option to purchase, upon such terms and conditions hereinafter set forth, all that certain piece, parcel, or lot of land lying and being situated in Pickens County, South Carolina, being known as 1670 East Main Street, Easley, South Carolina, (hereinafter, the "Property") and being further described in Exhibit "A" attached hereto.

         2. Terms and Exercise of Option. This option shall continue until August 31, 1999 and shall be exercisable by delivery, on or before its expiration, of written notice of exercise to Seller. Notice of exercise shall be deemed delivered to Seller when said written notice is placed in the United States mail as evidenced by postmark. The Purchaser shall have the right and option to extend all terms and conditions of this option agreement for an additional 90 days beyond the expiration date of the original term by tendering the additional sum of Five Thousand and No/100 ($5,000.00) Dollars to Seller on or before the said original term. Notice of exercise shall be deemed delivered when said written notice is placed in the United States Mail as evidenced by postmark.

         3. Purchase Price. The Purchase Price of the property is Four Hundred Fifty Thousand and No/100 ($450,000.00) Dollars, to be paid by the Purchaser to Seller at the closing.

         4. Title. Seller warrants that the title to the property is of good clear record and marketable in fee simple, free and clear of all tenancies, liens and encumbrances whatsoever, including restrictions and easements.

         5. Closing. The closing under this option shall take place in Easley, South Carolina, at a time and place designated by the Purchaser, provided, however, that said closing shall be within thirty (30) days after exercise of this option.

         6. Deed. At the closing, upon the payment of the purchase price by the Purchaser, Seller shall execute and deliver to the Purchaser a general warranty deed to the Property, which shall convey good and marketable fee simple title to the Purchaser its successors and assigns, free and clear of all tenancies, liens and encumbrances whatsoever, including restrictions and easements. Seller shall pay for deed and documentary stamps and the Purchaser shall pay for all other closing costs. Taxes shall be prorated.

         7. Non-exercise by Purchaser. In the event of the failure of the Purchaser to exercise this option, all money paid by the Purchaser to the Seller shall be retained by the Seller as consideration for the granting of this option to the Purchaser, and all rights of the Purchaser under this option shall terminate.

         8. Defective Title. Within thirty (30) days from the date hereof, Purchaser shall have the title to the property searched. In the event the title to the Property is defective or unmarketable, or the Property is subject to liens, encumbrances, easements, conditions or restrictions, or encroachments which are not acceptable to Purchaser, the Purchaser shall immediately notify Seller of such defect(s). Seller may elect to remove said defect or refund to Purchaser all money paid to Seller, and this Agreement shall terminate and be of no further force and effect and neither party shall have any liability or obligation to the other hereunder, except that the Seller shall return to the Purchaser all option monies paid hereunder.

         9. Purchaser's Right to Occupy Property. Upon the exercise of this option and before closing of the sale of said Property, Purchaser has the right to place a modular financial building on the property and to perform all functions associated with the operation of a bank in said building and on previously described property. Purchaser will indemnify Seller from any and all liability claims resulting from the operation of said bank.

         10. Demolition of Building. Seller agrees that within thirty (30) days of closing of this sale that he will have removed all buildings and structures from the Property and that the site will be clear of all debris from said removal. The Seller will pay all expenses associated with the demolition, removal, and clean up of the Property.

         11. Zoning Change. Seller will take necessary action with local authorities to obtain the appropriate zoning classification to accommodate a modular and permanent banking facility for the property. Said zoning change will be obtained on or before June 1, 1999. In the event the seller is unable to obtain said zoning change, the seller shall immediately notify the purchaser and this agreement shall terminate and be of no further force and effort and neither party shall have any liability or obligation to the other hereunder, except that the seller shall return to the purchaser all option monies paid hereunder.


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



         12. Notice. All payments provided for the extension of this option and all notices required or permitted herein shall be sent by Certified Mail and shall be addressed:

         a. If intended for the Seller:

                Ervin Hendricks                    371 Robert P. Jeanes Road
                Nu-Life Environmental, Inc.        Easley, S. C. 29640

         b. If intended for the Purchaser:

                Cornerstone Bancorp                4821 Calhoun Memorial Highway
                                                   Easley, S. C. 29642

         13. Warranties Survive Closing. The representations and warranties of SELLER contained herein shall survive Closing.

         14. Benefit. This agreement shall be binding upon and inure to the benefit of the respective parties hereto and their heirs, successors and assigns.

         WITNESS the hand and seal of Ervin Hendricks this 26 day of January, 1999.


                              [SIGNATURES OMITTED]
--------------------------------------------------------------------------------



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


                                   EXHIBIT "A"

A portion of the property described below consisting of 1.80 acres +/- and more fully described as all property fronting on S. C. Highway No. 93 and following below described lines with Peachtree Street and the boundary line of W. C. Crane, III, to a depth of 200 feet.

         All that certain piece, parcel or tract of land located in the City of Easley, County of Pickens, State of South Carolina and more fully described as follows:

         Beginning at a point where the southern right-of-way of South Carolina Highway No. 93 intersects with the western right-of-way of Peachtree Street; thence with the western right-of-way of Peachtree Street the following two courses:

         (1) South 24-36-57 East 14.11 feet to an iron pin, (2) South 20-31-36 West 361.35 feet to an iron pin on the northern right-of-way of Crescent Avenue; thence with the northern right-of-way of Crescent Avenue North 69-37-55 West 400.94 feet to an iron pin and corner common with the lands of W. C. Crane, III; thence with the lands of W. C. Crane, III, North 20-15-00 East 370.98 feet to an iron pin on the southern right-of-way of South Carolina Highway No. 93; thence with the southern right-of-way of South Carolina Highway No. 93 South 69-40-56 East 392.73 feet to an iron pin and the point of BEGINNING.

         Containing 3.42 acres more or less; all as more particularly shown on that certain plat entitled "ALTA/ACSM Land Title Survey for Playskool Baby, Inc." prepared by Piedmont Olsen, Inc., dated June 11, 1991 and recorded in the RMC Office for Pickens County in Plat Book 47, at Page 117.

         The above described property is subject to any and all easements and/or rights of way for roads, utilities, drainage, etc. as may appear of record and/or on the premises and to any and all restrictions, covenants or zoning ordinances affecting such property as may appear of record.

         This being the same property conveyed to Playskool Baby, Inc. by deed from Arlmar Associates, dated 8/14/91 and recorded in Deed Book 141, at Page 203, in the RMC Office for Pickens County, South Carolina. See Certificate of Merger whereby Playskool Baby, Inc. merged with Hasbro, Inc., as recorded in Deed Book 291, at Page 298 in the RMC Office for Pickens County, South Carolina.


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